Exhibit 3.12
AMENDED BYLAWS
OF
ENERGY AIR DRILLING SERVICE CO.
(formerly Airdale Compressor Company)
ARTICLE I
Offices
     The principal office of the Corporation shall be located in the City of Grand Junction, County of Mesa. The corporation may have such other offices, either within or outside the State of Colorado, as the Board of Directors may designate or as the business of the corporation may require from time to time.
     The registered office of the corporation required by the Colorado Corporation Act to be maintained in the State of Colorado may be, but need not be, identified with the principal office, if in the State of Colorado, and the address of the registered office may be changed from time to time by the Board of Directors.
ARTICLE II
Shareholders
     Section 1. Annual Meeting. The shareholders shall hold an annual meeting once a year after July 1, but prior to August 31st (beginning in the year 1991) for the purpose of electing directors and for the transaction of such other business as may become before the meeting. The specific time and place of the annual meeting shall be designated by the president and the secretary shall give appropriate notice pursuant to Section 4. hereof. If the election of directors shall not be held on the day designated herein for the annual meeting of the shareholders, or any other adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.
     Section 2. Special Meetings. Special meetings of the shareholders, for any purpose, unless otherwise prescribed by statute, may be called by the president or by the board of directors, and shall be called by the president at the request of the holders of not less than one-tenth of all the outstanding shares of the corporation entitled to vote at the meeting.
     Section 3. Place of Meeting. The board of directors may designate any place, either within or outside the State of Colorado, as the place for any annual meeting or for any special meeting called by the board of directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or outside the State of Colorado, as the place for such meeting. If no designation is made, or if a special meeting shall be called otherwise than by the board, the place of meeting shall be the registered office of the corporation in Colorado.
     Section 4. Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting, and, in case of a special meeting, the purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting, except that if the authorized capital stock is to be increased, at least thirty days notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon postpaid. If requested by the person or persons lawfully calling such meeting, the secretary shall give notice thereof, at corporate expense.

     Section 5. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may provide that the stock transfer books shall be closed for any stated period not exceeding fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty days, and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.
     Section 6. Quorum. One-third of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders.

If less than one-third of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.
     At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.
     If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders unless the vote of a greater number, or voting by classes is required by law, or the articles of incorporation.
     Section 7. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.
     Section 8. Voting of Shares. In the election of directors, each record holder of stock entitled to vote at such election shall have the right to vote the number of shares owned by him for as many persons as there are directors to be elected, and for whose election he has the right to vote. Cumulative voting shall not be allowed.
     Section 9. Voting of Shares by Certain Holders. Neither treasury shares, nor shares of its own stock held by the corporation in a fiduciary capacity, nor shares held by another corporation if the majority of the shares entitled to vote for the election of directors of such other corporation is held by this corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.
     Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.
     Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person, or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.
     Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.
     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.
     Section 10. Informal Action by Shareholders . Any action required to be taken at a meeting of the shareholders or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of the shareholders, and may be stated as such in any articles or document filed with the Secretary of State of Colorado under the Colorado Corporation Act.

ARTICLE III
Board of Directors
     Section 1. General Powers. The business and affairs of the corporation shall be managed by its board of directors, except as otherwise provided in the Colorado Corporation Act or the Articles of Incorporation.
     Section 2. Number, Tenure and Qualifications. The minimum number of directors of the corporation shall be three (3) and the maximum number of directors of the corporation shall be ten (10). Subject to such limitation, the number of directors shall be fixed by vote of the shareholders. Once set, the number may be increased or decreased in a similar manner but no decrease shall have the effect of shortening the term of an incumbent director. Directors shall be elected at each annual meeting of shareholders. Each director shall hold office until the next annual meeting of shareholders and thereafter until his successor shall have been elected and qualified. Directors shall be removable in the manner provided by the statutes of Colorado.
     Section 3. Vacancies. Any director may resign at any time by giving written notice to the president or to the secretary of the corporation. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

     Section 4. Regular Meetings. A regular meeting of the board of directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place, either within or outside Colorado, for the holding of additional regular meetings without other notice than such resolution.
     Section 5. Special Meetings. Special meetings of the board of directors may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or outside Colorado, as the place for holding any special meeting of the board of directors called by them.
     Section 6. Notice. Notice of any special meeting shall be given at least twenty-one (21) days previously thereto by written notice delivered personally or mailed to each director at his business address, or by notice given at least two days previously by telegraph, telefax or telex. If mailed, such notice shall be deemed to be delivered thirty (30) days subsequent to its mailing so addressed with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram, telefax or telex is transmitted to the recipient. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

     Section 7. Quorum. A majority of the number of directors fixed by Section 2 shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.
     Section 8. Manner of Acting. The act of the majority the directors present at a meeting at which a quorum is present shall be the act of the board of directors.
     Section 9. Compensation. By resolution of the board of directors, any director may be paid any one or more of the following: his expenses, if any, of attendance at meetings; a fixed sum for attendance at each meeting, or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.
     Section 10. Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.
     Section 11. Informal Action by Directors. Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of the directors, and may be stated as such in any articles or document filed with the Secretary of

State of Colorado under the Colorado Corporation Act. Such consent shall be effective when it has been executed by all directors or the date specified in the consent.
     A director or any other person entitled to attend a meeting of directors may participate in the meeting by means of conference telephone or similar communications equipment that permits all persons participating in the meeting to hear each other at the same time.
ARTICLE IV
Officers and Agents
     Section 1. General. The officers of the corporation shall be president, vice president, a secretary and treasurer. The board of directors may appoint such ether officers, assistant officers, committees and agents, including a chairman of the board, assistant secretaries and assistant treasurers, as they may consider necessary, who shall be chosen in such manner and hold their offices for such terms and have such authority and duties as from time to time may be determined by the board of directors. The salaries of all the officers of the corporation shall be fixed by the board of directors. One person may hold any two offices, except that no person may simultaneously hold the offices of president and secretary. In all cases where the duties of any officer, agent or employee are not prescribed by the bylaws or by the board of directors, such officer, agent or employee shall follow the orders and instructions of the president.
     Section 2. Election and Term of Office. The officers of the corporation shall be elected by the board of directors annually at the first meeting of the board held after each annual meeting of the shareholders. If the election officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until the first of the following to occur: until his successor shall have been duly elected and shall have qualified; or until his death; or until he shall resign; or until he shall have been removed in the manner hereinafter provided.
     Section 3. Removal. Any officer or agent may be removed by the board of directors whenever, in its judgment, the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not in itself create contract rights.
     Section 4. Vacancies. A vacancy in any office, however occurring, may be filled by the board of directors for the unexpired portion of the term.
     Section 5. President . The president shall, subject to the direction and supervision of the board of directors, be the chief executive officer of the corporation and shall have general and active control of its affairs and business and general supervision of its officers, agents and employees. He shall, unless otherwise directed by the board of directors, attend in person or by substitute appointed by him, or shall execute on behalf of the corporation, written instruments appointing a proxy or proxies to represent the corporation at all meetings of the stockholders of any other corporation in which the corporation shall hold any stock. He may, on behalf of the corporation, in person or by substitute or by proxy, execute written waivers of notice and consents with respect to any such meetings. At all such meetings and otherwise, the president, in person or by substitute or proxy as aforesaid, may vote the stock so held by the corporation and may execute written consents and other instruments with respect to such stock and may exercise any and all rights and powers incident to the ownership of said stock subject, however, to the instructions, if any, of the board of directors. The president shall have custody of the treasurer’s bond, if any.

     Section 6. Vice President. The vice-president shall assist the president and shall perform such duties as may be assigned to them by the president or by the board of directors. In the absence of the president, the vice-president designated by the board of directors or, (if there be no such designation) designated in writing by the president shall have the powers and perform the duties of the president. If no such designation shall be made, all vice-presidents may exercise such powers and perform such duties.
     Section 7. The Secretary. The secretary shall: (a) keep the minutes of the proceedings of the shareholders, executive committee and the board of directors; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and affix the seal to all documents when authorized by the board of directors; (d) keep at its registered office or principal place of business within or outside Colorado a record containing the names and addresses of all shareholders and the number and class of share held by each, unless such a record shall be kept at the office of the corporation’s transfer agent registrar; (e) sign with the president, or a vice-president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors; (f) have general charge of the stock transfer books of the corporation, unless the corporation has a transfer agent; and (g) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the board of directors. Assistant secretaries, if any, shall have the same duties and powers, subject to supervision by the secretary.
     Section 8. Treasurer. The treasurer shall be the principal financial officer of the corporation and shall have the care and custody of all funds, securities, evidence of indebtedness and other personal property of the corporation and shall deposit the same in accordance with the instructions of the board of directors. He shall receive and give receipts and acquittances for money paid in on account of the corporation and shall pay out of the funds on hand all bills, payrolls and other just debts of the corporation of whatever nature upon maturity. He shall perform all other duties incident to the office of the treasurer and, upon request of the board, shall make such reports to it as may be required at any time. He shall, if required at any time by the board, give the corporation a bond in such sums and with such sureties as shall be satisfactory to the board, conditioned upon the faithful performance of his duties and for the restoration to the corporation of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation. He shall have such other powers and perform such other duties as may be from time to time prescribed by the board of directors or the president. The assistant treasurers, if any, shall have the same powers and duties, if any, subject to the supervision of the treasurer.
ARTICLE V
Stock
     Section 1. Certificates. The shares of stock shall be represented by consecutively numbered certificates signed in the name of the corporation by its president or vice president and the secretary or an assistant secretary, and shall be sealed with the seal of the corporation, or with a facsimile thereof. Certificates of stock shall be in such form consistent with law as shall be prescribed by the board of directors. No certificates shall be issued until the shares represented thereby are fully paid.
     Section 2. Consideration for Shares. Shares shall be issued for such consideration, expressed in dollars (but not less than the par value thereof) as shall be fixed from time to time by the board of directors. Treasury shares shall be disposed of for such consideration expressed in dollars as may be fixed from time to time by the board. Such consideration may consist, in whole or in part, of money, other property, tangible or intangible, or in labor or services actually performed for the corporation, but neither promissory notes nor future services shall constitute payment or part payment for shares.
     Section 3. Lost Certificates. In case of the alleged loss, destruction or mutilation of a certificate of stock, the board of directors may direct the issuance of a new certificate in lieu thereof upon such terms and conditions in conformity with law as it may prescribe. The board of directors may, in its discretion, require a bond in such form and amount and with such surety as it may determine, before issuing a new certificate.
     Section 4. Transfer of Shares — Restrictions. No shareholder shall sell, transfer or otherwise dispose of any interest (whether legal or beneficial) in any shares in the corporation, to any person, corporation or other entity, except in accordance with these Bylaws and the provisions of any applicable shareholders or other agreement.
     Section 5. Transfer of Shares to Affiliate. A shareholder shall be permitted to transfer its shares in the corporation to a company which is and remains a wholly-owned subsidiary of the transferor shareholder or ultimate holding company of the transferor shareholder or (in the case of an individual shareholder) controlled by the shareholder (an “Affiliate”) provided that the shares will be re-transferred to the transferor shareholder immediately upon the transferee ceasing to be a wholly-owned subsidiary of that shareholder or ultimate holding company or controlled by that shareholder (as the case may be).
     Section 6. Offers of Shares to Remaining Shareholders.
     (a) Before transferring or disposing of any shares or interest in shares, the shareholder proposing to transfer or dispose of the same (the “Transferor”) shall give notice in writing (“Transfer Notice”) to all other shareholders that it desires to transfer or dispose of the shares (“the Relevant shares”). The Transfer Notice shall not be revocable except with the consent of all of the shareholders.
     (b) The price of the Relevant shares shall be their net book value (the “Prescribed Price”). The directors (by resolution) and the Transferor shall agree on the Prescribed Price within one month after the date on which the Transfer Notice was given. In default of such agreement within the specified period, the directors shall forthwith request the auditors of the corporation to determine the Prescribed Price as at the date of the Transfer Notice and the sum so determined and certified shall be the Prescribed Price. The determination of the auditors shall be final and binding on all shareholders concerned. The costs of such determination shall be borne by the corporation.
     (c) Following Agreement or determination of the Prescribed Price, the Relevant shares shall promptly be offered by the Transferor by notice in writing to the other shareholders pro-rata for purchase at the Prescribed Price. Such offer shall be open for acceptance at any time within the Prescribed Period and may only be accepted in relation to all of the Relevant shares unless otherwise agreed by the Transferor.
     (d) The Prescribed Period shall commence on the date of agreement or notification of determination of the Prescribed Price (as the case may be) and will expire two months thereafter.
     (e) If the offer is accepted by the shareholder(s) to whom it is made within the Prescribed Period, the Transferor shall be bound, upon payment of the Prescribed Price, to transfer the Relevant shares to such shareholder(s). The purchase shall be completed at a place and time to be appointed by the directors not being less than three (3) days nor more than ten (10) days after the date of notice of such acceptance to the Transferor.

     (f) If an officer of the Relevant shares is not accepted by the shareholder(s) to whom they are first offered, then they shall be offered to any remaining shareholder(s) (pro-rata). If the offer of the Relevant shares is not accepted by the remaining shareholders within fourteen (14) days of the date on which they are so offered, the Transferor may, for a period of two months thereafter, transfer or dispose of the Relevant shares to any person at a price not less than the Prescribed Price.
     Section 7. Death or Bankruptcy of Individual Shareholder. In the event of the bankruptcy or death of any shareholder who is an individual, the trustee in bankruptcy or personal representative of that shareholder shall be deemed to have issued a Transfer Notice and the provisions of Section 6 shall apply (mutatis mutandis).
     Section 8. Shares to be Unencumbered. All transfer of shares between shareholders shall be effected by the Transferor selling as beneficial owner free and clear of all liens, charges and encumbrances and together with all rights attaching thereto. Upon completion of a transfer and sale of shares, the Transferor shall deliver to the transferee duly executed stock powers in respect of the shares transferred in favour of the transferee, together with the relative share certificates against payment by the Transferee of the price.
     Section 9. Prohibition on Mortgaging, Charging or Encumbering Shares. No shareholder shall encumber, mortgage or otherwise charge any of its shares in the corporation.
     Section 10. No Restriction on Disposition of Shares Held by Oiltools International Ltd or Successor. Notwithstanding anything in these Bylaws, any share or shares in the corporation legally or beneficially held from time to time by Oiltools International Ltd, an Affiliate, or successor in interest to its shares, may be sold, transferred, encumbered, mortgaged, charged or otherwise disposed of at any time, without restriction.

     Section 11. Share Certificates and Holders of Record. The corporation shall register any transfer of shares which complies with the provisions of this Article V.
     Upon surrender to the corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and such documentary stamps as may be required by law, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate. Every such transfer of stock shall be entered on the stock book of the corporation which shall be kept at its principal office, or by its registrar duly appointed.
     The corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any person whether or not it shall have express or other notice thereof, except as may be required by the laws of Colorado.
     Section 12. Share Transfers Subject to Law. Notwithstanding these Bylaws, all share transfers will be effected in accordance with applicable federal and state securities laws. The restrictions herein will be noted on the legend of the relevant share certificates.
ARTICLE VI
Indemnification of Officers and Directors
     Each director and officer of this corporation, and each person who shall serve at its request as a director or officer of another corporation which this corporation owns shares or capital stock or of which it is a creditor, whether or not then in office, and his personal representative, shall be indemnified by the corporation to the fullest extent permitted by law against any claim, liability or expense (including attorneys’ fees and amounts paid in settlement of claims or liabilities) arising against or incurred by such person, arising as a result of his or her being or having been such director or officer. The corporation shall further have the authority to the fullest extent permitted by law to indemnify each director and officer against any claim, liability or expense (including attorneys’ fees and amounts paid in settlement of claims or liabilities) arising against or incurred by him or her in all other circumstances and to maintain insurance providing such indemnification.
ARTICLE VII
Miscellaneous
     Section 1. Waivers of Notice. Whenever notice is required by law, by the certificate of incorporation or by these bylaws, a waiver thereof in writing signed by the director, shareholder or other person entitled to said notice whether before, at or after the time stated therein, or his appearance at such meeting in person or (in the case of a shareholder’s meeting) by proxy, shall be equivalent to such notice.
     Section 2. Seal. The corporate seal of the corporation shall be circular in form and shall contain the name of the corporation and the words “Seal, Colorado.”
     Section 3. Fiscal Year. The fiscal year of the corporation shall begin on the 1st day of July of each year and end on the last day of the next June.
     Section 4. Amendments. The board of directors shall have the power to make, amend and repeal the bylaws of the corporation at any regular meeting of the board or at any special meeting called for that purpose.

CERTIFICATE
     I certify that the foregoing Amended Bylaws of Energy Air Drilling Service Co. were unanimously adopted by the Board of Directors effective the 13th day of February, 1991.

/s/ Thomas J. B. Kellock
Thomas J. B. Kellock, Secretary